UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2012 (June 15, 2012)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas C. Schievelbein as Chairman of the Board of Directors, President and Chief Executive Officer

On June 15, 2012, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”), upon the recommendation of the search committee of directors formed in November 2011 to identify a permanent President and Chief Executive Officer (the “Search Committee”), appointed Thomas C. Schievelbein, age 58, as the Company’s Chairman of the Board of Directors (“Chairman”), President and Chief Executive Officer.  Mr. Schievelbein had served as the interim President and Chief Executive Officer of the Company since December 2011, prior to which he served as the interim Executive Chairman of the Company from November 2011 to December 2011.  The Search Committee was assisted in the search by a nationally recognized executive recruiting firm.

Mr. Schievelbein is the retired President of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, a global defense company, and had been a business consultant since November 2004. Mr. Schievelbein served as President of Northrop Grumman Newport News from November 2001 until his retirement in November 2004. From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc.  Mr. Schievelbein has been a director of the Company since 2009 and also serves as a director of Huntington Ingalls Industries, Inc., McDermott International, Inc. and New York Life Insurance Company.

Murray D. Martin, who served as interim independent Non-Executive Chairman until Mr. Schievelbein’s appointment as Chairman, will continue to serve as the independent Lead Director.

The Compensation and Benefits Committee determined that Mr. Schievelbein will receive the following compensation in consideration for his services, effective as of June 15, 2012:

—	Base Salary of $800,000, annualized for 2012; and

—	Full participation in the Company’s benefit plans for executive officers, including

™
Participation in the Company’s Amended and Restated Key Employees Incentive Plan (“KEIP”), with a target cash bonus of 100% of the annual base salary referred to above, based on the performance criteria which are the same as those set for the other named executive officers for 2012;

™
long-term equity incentive compensation under the Company’s 2005 Equity Incentive Plan with an initial value equal to $2.6 million, the components of which will consist of (i) $1.3 million of stock options (“Stock Options”) and (ii) $1.3 million of restricted stock units (“RSUs”), with Mr. Schievelbein being deemed retirement eligible for purposes of continued post-employment vesting under the awards; and

™	other benefits that the Company customarily provides to its executive officers.

The number of Stock Options will be based on the grant date value as determined based on the Black-Scholes option valuation model with an exercise price based on the average of the high and low per share quoted sale prices of the Company’s common stock on the date of the grant.  The RSUs and Stock Options vest in approximately equal increments over a three-year period, beginning on the first anniversary of the grant date. The RSUs will settle in shares of Company common stock on a one-for-one basis upon the satisfaction of the vesting requirements.  The Stock Options and the RSUs contain a “double trigger” for acceleration of vesting, meaning that the vesting of the awards will accelerate and become fully vested only if there is a change in control (as defined in the Change in Control Agreement described below) and Mr. Schievelbein’s employment is terminated other than for cause (as defined in the Change in Control Agreement) or he terminates his employment for good reason (as defined in the Change in Control Agreement) following the change in control, unless the awards are not assumed in connection with such change in control, in which case the awards will vest upon the change in control.  The Stock Options and the RSUs are subject to the Company’s Compensation Recoupment Policy.

The Company did not enter into an employment agreement with Mr. Schievelbein in connection with his appointment as President and Chief Executive Officer.

In addition, in connection with his appointment, Mr. Schievelbein entered into a Change in Control Agreement (the “Change in Control Agreement”) with the Company.  The Change in Control Agreement has the same terms and conditions as the Change in Control Agreements that the Company entered into with certain of the current named executive officers of the Company in February 2010.  Under the terms of the Change in Control Agreement, if a change in control (as defined in the Change in Control Agreement) occurs and Mr. Schievelbein remains employed by the Company, he will receive annual compensation equal to the sum of (1) a salary not less than his annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of his annual bonus award under the Company’s KEIP or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).

Under the terms of the Change in Control Agreement, if a change in control occurs and the Company terminates Mr. Schievelbein’s employment other than for cause (as defined in the Change in Control Agreement), death or incapacity (as defined in the Change in Control Agreement) or he terminates his employment for good reason (as defined in the Change in Control Agreement) during the two years following the date of the change in control, the Company will make a lump sum cash payment to Mr. Schievelbein consisting of the aggregate of the following amounts:

—
the sum of (1) his currently effective annual base salary through the date of termination to the extent not already paid, (2) his Average Annual Bonus prorated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited; and

—	an amount equal to two times the sum of his annual base salary and his Average Annual Bonus.

In the event of a change in control, Mr. Schievelbein would also be entitled to other payments for medical benefits and outplacement services as set forth in the Change in Control Agreement.  The Change in Control Agreement will terminate on February 25, 2013, if a change in control has not occurred before that date.

On June 15, 2012, the Board ratified the Compensation and Benefits Committee's determinations with respect to Mr. Schievelbein’s compensation.

In reaching their determinations with respect to Mr. Schievelbein’s compensation, the Compensation and Benefits Committee received advice from Frederic W. Cook & Co., Inc., independent compensation consultant to the Compensation and Benefits Committee.

A copy of a press release related to Mr. Schievelbein’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release, dated June 18, 2012, issued by The Brink’s Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: June 18, 2012	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated June 18, 2012, issued by The Brink’s Company.